Exhibit 10.73

                       Second Amendment to
                  Stockholder Rights Agreement


          This Second Amendment to Stockholder Rights Agreement (the "Amendment'), dated February 23, 2000, is entered into by and between Datron Systems Incorporated, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as successor in interest to Security Pacific National Bank, a national banking association, as Rights Agent (the "Rights Agent").

                           BACKGROUND

          The Company and the Rights Agent are parties to a Stockholder Rights Agreement dated August 21, 1990, as amended (the "Agreement"). The Board of Directors of the Company has authorized an amendment to the Agreement pursuant to Section 28 of the Agreement and the Company has delivered a certificate to the Rights Agent stating that the amendment set forth herein has been adopted in compliance with the provision of such section.

                            AMENDMENT

          NOW, THEREFORE, the parties hereby agree as follows.

          1.   Amendment.

          The definition of "Acquiring Person" as set forth in the Plan is amended by to read in its entirety as follows:

     "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan; provided, however, that a Person who would otherwise become an Acquiring Person solely as a result of (i) a reduction in the number of outstanding Common Shares subsequent to the last acquisition by such Person of beneficial ownership of Common Shares; or (ii) the acquisition by such Person of beneficial ownership of Common Shares in the belief that such acquisition would not cause such Person to become the Beneficial Owner of fifteen percent (15%) or more of the Common Shares then outstanding, where such Person, in computing such Person's percentage ownership of Common Shares, relied in good faith on the Company's most recent report, schedule or other document filed with the Securities and Exchange Commission which sets forth the number of Common Shares outstanding unless, at the time of such acquisition, such Person knows or has reason to know that the information contained therein was or is inaccurate, shall not be an Acquiring Person until such Person shall, after the reduction described in clause (i) above or the acquisition described in clause (ii) above, acquire beneficial ownership of any Common Shares while it is the Beneficial Owner of fifteen percent (15%) or more of the Common Shares outstanding at the time of such acquisition.

          2.   Agreement Remains in Full Force and Effect.

          Except as modified by this Amendment, the Agreement remains in full force and effect without amendment or modification of any kind.

          3.   Governing Law.

          This Amendment, like the Agreement, shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made between Delaware residents and performed entirely within such state.

          4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


                              DATRON SYSTEMS INCORPORATED



                              By:  /s/ William L. Stephan
                              Name:  William L. Stephan
                              Title: Vice President and
                                     Chief Financial Officer


ATTEST:



By: /s/ Penny Felicioni
Name:  Penny Felicioni
Title: Assistant Secretary


                              CHASEMELLON SHAREHOLDER SERVICES,
                              L.L.C., as Rights Agent



                              By: /s/ James Kirkland
                              Name: James Kirkland
                              Title: Assistant Vice President


ATTEST:



By: /s/ Sharon Knepper
Name: Sharon Knepper
Title: Vice President